Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2020 relating to the financial statements, which is incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-235399) of Celldex Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-235399) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA
June 15, 2020